Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
          I, Daniel T. Hendrix, Chief Executive Officer of Interface, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)
the Annual Report on Form 10-K of the Company for the year ended January 2, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2011

/s/ Daniel T. Hendrix Daniel T. Hendrix
Chief Executive Officer